EXHIBIT 4.2

               THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE ACT.

                         DEBENTURE ACQUISITION AGREEMENT

               THIS DEBENTURE ACQUISITION AGREEMENT (the "Agreement") is made and entered into as of September 25, 1998, by and between JAWS TECHNOLOGIES INC., a Nevada corporation ("Seller") and THOMSON KERNAGHAN & CO. LTD, an Ontario corporation ("Buyer"), with respect to the following facts:

               A. Seller desires to sell to the Buyer, and Buyer desires to purchase from the Seller up to $2,000,000 of a 10% Convertible Debentures (the "Debentures") of Seller and $300,000 of Warrants of Seller (the "Warrants") exercisable at a per share price equal to the average of the closing bid prices of the Common Stock of the Seller as quoted on the NASD Electronic Bulletin Board for the three trading days prior to the Initial Funding Date, September 25, 1998 (as hereinafter defined), equal to U.S. Twenty-Eight Cents ($0.28) in the forms of Exhibit A and Exhibit D hereto, respectively, (collectively, the "Securities"), upon the terms and conditions as set forth in this Agreement.

               NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

               1. PURCHASE AND SALE OF SECURITIES. Seller hereby sells to the Buyer, and Buyer hereby purchases the Securities from Seller. Seller is acquiring the Securities as Nominee and intends to resale the Securities to its customers.

               2. PURCHASE PRICE. The total purchase price (the "Purchase Price") for the Securities shall be up to Two Million Dollars ($2,000,000), payable in cash in accordance with the terms, conditions and procedures set forth herein.

               3.     TRANSFER OF SECURITIES AND DELIVERY OF PURCHASE
PRICE.

                      3.1

                      (a) On the Initial Funding Date, the Buyer will advance Two Hundred Thousand Dollars ($200,000) to be used for working capital provided that:

                               (i) The Seller has filed on an appropriate form
with the United States Securities and Exchange Commission (the "SEC") to register its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and the registration statement with the SEC under the Securities Act of 1933, as amended, as provided for in Section 6 hereof, which registration statements contains the required clean opinion on the financial statements of the Seller by Ernst & Young and was reviewed by United States securities counsel for the Seller, Jeffer, Mangels, Butler & Marmaro LLP; and

                               (ii) the opinion of the Seller's counsel, Jeffer,
Mangels, Butler and Marmaro, LLP to the effect that the Seller is duly incorporated and has the corporate power to enter into this Agreement and the Exhibits thereto, that this Agreement and the Exhibits thereto that have been entered into as of the Initial Closing Date have been duly approved by all necessary action on behalf of the Seller and this Agreement and such Exhibits are binding agreements effective according to their respective terms except for bankruptcy and equitable principal.

                      The amount advanced shall be represented by a Debenture(s) in the form of Exhibit B hereto for the amount advanced; provided that Debentures, at the Buyer's request may be issued in amounts of One Hundred Thousand Dollars ($100,000) or multiples thereof, whether issued at the Initial Funding Date or any Subsequent Funding Date. The Seller shall also deliver to the Buyer on the Initial Funding Date, the Warrants in the form of Exhibit A hereto.

                      (b) After the Initial Funding Date, one or more Subsequent Funding Dates may occur in which the Buyer will advance to the Seller no more than an aggregate of One Million Eight Hundred Thousand Dollars ($1,800,000) under the following terms and conditions:

                                (i) No more than Two Hundred Thousand Dollars
($200,000) may be advanced on any Subsequent Funding Date;

                                (ii) A Subsequent Funding Date will occur on the
thirtieth (30) day (or the next business day if such thirtieth (30th) day is not a business day, as defined in the form of the Debenture) after the Buyer receives a written request (the "Request") from the Seller to advance additional funds under this Section 3(b), with such written request being sent by facsimile to the Buyer followed up in writing by overnight courier service;

                                (iii) Notwithstanding any other provision of
this Section 3(b), the Buyer at a proposed Subsequent Funding Date is not required to advance any additional amounts to the Seller if (A) the Form 10 or Form 10-SB registration statement described in Section 3(a) hereof has not become effective under the Securities Exchange Act of 1934, as amended and the registration statement under the Securities Act of 1933, as amended, as provided for in Section 6 hereof has not become effective; (B) the average closing bid price for the Common Stock of the Seller on the principal market in which such Common Stock is then trading was Twenty-Five Cents ($0.25) or less for the five trading days in such principal market preceding the date the Request is dated, as reported by the principal market on which the Common Stock is then traded; or
(C) the average daily trading volume of the Common Stock of the Seller on the principal market in which such Common Stock is traded averaged Fifty Thousand (50,000) shares or less per day for the five trading days in such principal market preceding the date the Request is dated, as reported by the principal market on which the Common Stock is then traded. The principal market for the Common Stock of the Seller shall a the market within the United States on which the greatest trading volume is occurring. Currently, the principal market for such Common Stock is the NASD Electronic Bulletin Board;

                                (iv) The Resale Securities (as defined in
Section 6 hereof) have not been placed in the escrow provided for by the Escrow Agreement in the form of Exhibit C hereto.

                      3.2 On the Initial Funding Date, Seller shall (i) pay a commission to the Buyer, as placement agent for Buyer's own account, an amount equal to Ten Percent (10%) of the Principal Sum (as defined in the Debenture) that is funded on the Initial Funding Date, (ii) pay to the Buyer, for Buyer's own account, Buyer's reasonable attorney's fees and costs incurred in entering into this Agreement, (but not more than $10,000) against detailed invoices, and
(iii) issue to the Buyer, for Buyer's own account, $100,000 of Warrants of the Seller exercisable at a per share price equal to the average of the closing bid prices of the Common Stock of the Seller as quoted on the NASD Electronic Bulletin Board for the three trading days prior to the Initial Funding Date, Twenty-Eight Cents ($0.28), in the form of Exhibit D hereto (the "Buyer Warrants").

                      3.3 On each Subsequent Funding Date. the Seller shall pay a commission to the Buyer, as placement agents, for Buyer's own account, an amount equal to Ten percent (10%) of the Principal Sum that is funded on each such Subsequent Funding Date.

                      3.4 On the Initial Funding Date, the Seller and the Buyer shall enter into the Escrow Agreement in the form of Exhibit C hereto, with the Buyer as Escrow Agent.

               4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Buyer as follows:

                      4.1 Any Common Stock of Seller issuable upon conversion of or as payment of interest pursuant to the Debentures and the exercise of the Warrants and the Buyer's Warrants, will be duly and validly issued fully paid and nonassessable Common Stock of the Seller.

                      4.2 The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Seller has full corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Seller is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a material adverse effect on the Seller. The Seller has furnished the Buyer or its special counsel with true, correct and complete copies of its Articles of Incorporation and Bylaws, as amended, as in effect on the date hereof.

                      4.3 The Seller has and will have at the Initial Date, all requisite legal and corporate power and authority to execute and deliver this Agreement and the Exhibits hereto, to sell and issue the Securities and the Buyer's Warrants and all Common Stock underlying the Securities and the Buyer's Warrants hereunder, and to carry out and perform its obligations under the terms of this Agreement and the Exhibits hereto.

                      4.4 The authorized capital stock of the Seller consists of
(a) 20,000,000 shares of Common Stock, par value $.001 per share, of which 8,700,000 were issued and outstanding as of September 24, 1998 and, (b) 5,000,000 shares of Preferred Stock, par value $.001 per share, none of which are issued and outstanding immediately prior to the Initial Funding Date.
Schedule 4.4(a) sets forth a true and correct list of the current stockholders of the Seller indicating the number of shares of each class of the Seller's stock held by each such stockholder. Except as set forth on Schedule 4.4(b), the Seller does not have any authorized or outstanding options, warrants, convertible debentures, rights or other securities exercisable for or convertible into any capital stock of any of the Seller. Except for rights granted under this Agreement, no person is entitled to any preemptive right or right of first refusal or similar right with respect to any issuance of capital stock or other securities by the Seller. Except for the Seller's obligations under this Agreement, there are no outstanding obligations of the Seller to redeem, purchase or otherwise acquire capital stock or other securities of any corporation. Except as provided herein no person has any right to require the Seller to register any shares of its capital stock for sale pursuant to the Securities Act of 1933, as amended.

                      4.5 All corporate action on the part of the Seller, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Exhibits hereto, the authorization, sale, issuance and delivery of the Securities the Buyer's Warrants and all underlying Common Stock and the performance of all of the Seller's obligations hereunder and under each of the Exhibits hereto has been duly taken by the Seller. This Agreement, when executed and delivered by the Seller, constitutes, and each of the Exhibits thereto shall, when executed and delivered, constitute, a valid and binding obligation of the Seller, enforceable in accordance with their terms except for bankruptcy and equitable remedies. The Common Stock when issued in compliance with the Securities and the Buyer's Warrants, shall be validly issued, fully paid and non-assessable. The Securities and the Buyer's Warrants are free of any liens claims or encumbrances; provided, however, that the will be subject to restrictions on transfer under applicable state and/or federal securities laws as set forth herein. The issuance of the Securities or Buyer's Warrants will not be subject to any preemptive rights or rights of first refusal, or result in any default of, or conflict with, the Articles of Incorporation or Bylaws of the Seller, any contract or agreement to which the Seller is a party or by which it is bound or any other obligation or commitment of the Seller.

                      4.6 The Seller has delivered to the Buyer the unaudited balance sheet and statements of operations and cash flows of the Seller as of and for the period ended May 31, 1998 (the "Financial Statements"). The Financial Statements are complete and correct and have been prepared in accordance with the books and records of the Seller on a consistent basis. The Financial Statements accurately set out, present fairly and describe the consolidated financial condition and operating results of the Seller as of the dates, and during the periods, indicated therein.

                      4.7 Except as set forth in Schedule 4.7 hereto, the Seller has no liabilities or obligations of any kind, absolute, contingent or otherwise, except (a) the liabilities and obligations set forth in the Financial Statements, (b) liabilities with respect to equipment leases entered into in the ordinary course of business, and (c) liabilities and obligations which have been incurred subsequent to May 31, 1998, in the ordinary course of business and consistent with past practice.

                      4.8 The Seller has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no lien, claim or encumbrance other than (a) the lien of current taxes not yet due and payable, (b) possible minor liens and encumbrances which do not in any case or in the aggregate materially detract from the value of the property subject thereto or materially impair the operations of the Seller, and which have not arisen otherwise than in the ordinary course of business. The assets and properties of the Seller are adequate to conduct the operations currently conducted and proposed to be conducted by it. The Seller enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect. The leasehold improvements of the Seller and all of their tangible personal property, machinery, equipment, fixtures and inventories used in the ordinary course of business are in good repair and in good operating condition, reasonable wear and tear excluded.

                      4.9 The Seller is not in violation of any term of its Articles of Incorporation or Bylaws, or of any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, including without limitation any Material Contract. The Seller is in compliance with all judgments, decrees, governmental orders, laws, statutes, rules and regulations by which it is bound or to which it or any of its properties or assets is subject, except where the failure to comply would not have a material adverse effect on the Seller. The Seller has all permits, licenses, franchises and authorizations

(collectively, the "Licenses") which are required by law and/or necessary to operate its business as conducted or proposed to be conducted, except where the failure to have any such License would not have a material adverse effect on the Seller. All such Licenses were validly issued and are in full force and effect. The Seller is in compliance in all material respects with all of its Licenses and no suspension, revocation or termination of any License is pending or, to the knowledge of the Seller, threatened. The execution, delivery and performance of and compliance with this Agreement and the Exhibits thereto, and the issuance of the Securities and the Buyer's Warrants have not resulted and will not result in any violation of, or conflict with, or constitute a material default under,
(a) the Articles of Incorporation or By-laws of the Seller or (b) assuming the accuracy of the representations and warranties of the Seller set forth in hereto, any applicable law, statute, rule, regulation or License, or (c) any agreement, contract, franchise or instrument to which the Seller is a party, and has not resulted and will not result in the creation of, any Lien upon any of the properties or assets of the Seller.

                      4.10 The Seller has good and marketable title to, or valid and continuing rights and licenses to use, all patents, patent rights, trade secrets, trademarks, trademark rights, service marks, trade names, copyrights, franchises, licenses, permits, inventions, customer lists, and all rights with respect to the foregoing, which are necessary for the operation of its business as presently conducted and now proposed to be operated (collectively, with any application with respect to the issuance or granting of any of the foregoing, the "Intangible Property"). To the Seller's knowledge, the conduct of business of the Seller as now operated and as now proposed to be operated does not and will not conflict with any valid intellectual property right of others. The Seller has not received any notice of any claim against it that any of its operations, activities, products or publications infringes on any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets or any property rights of others. The Seller has no knowledge that any licensor of it has any disputes with or claims against any third party for infringement by such third party of any trade name or other Intangible Property. Each employee of the Seller has executed a confidentiality and non-disclosure agreement in favor of the Seller.

                      4.11 There are no actions, suits, proceedings or investigations pending against the Seller or its properties before any court or governmental agency (nor, to the best of the Seller's knowledge, is there any reasonable basis therefor or threat thereof).

                      4.12 To the best of the Seller's knowledge, no employee of the Seller is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Seller.

                      4.13 All agreements material to the business of the Seller ("Material Contracts") are valid, binding and in full force and effect in all material respects. The Seller and, to the best of the Seller's knowledge, each other party to a Material Contract have in all material respects performed all the obligations required to be performed by them, have received no notice of default and are not in default under any Material Contract.

                      4.14 The Seller (a) has accurately prepared and timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Seller's operations for tax purposes); and (b) has paid in full or made adequate provision on the Financial Statements for the payment of all taxes.

                      4.15 None of this Agreement (including the Exhibits and Schedules hereto), any instrument, certificate or report furnished to the Shareholder when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading. The Seller knows of no information or fact that has and/or could have a material adverse effect on it that has not been disclosed to the Buyer in writing.

                      4.16 The Seller represents that it has not offered the Securities to the Subscriber in the U.S. or, to the best knowledge of the Seller, to any person in the United States or any U.S. person (as defined in Regulation S promulgated by the United States Securities and Exchange Commission).

                      4.17 To the best of the knowledge of the Seller, neither the Seller nor any person acting for the Seller has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S.

               5. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE BUYER. The Buyer hereby represents and warrants to and covenants and agrees with the Seller the following:

                      5.1 The Buyer represents and warrants to the Seller that
(i) the Buyer is not a "U.S. person" as that term is defined in Rule 902(o) of Regulation S; (ii) the Securities and the Buyer's Warrants were not offered to the Buyer in the United States and at the time of execution of this Agreement and of any offer to buy the Securities and Buyer's Warrants hereunder the Buyer was physically outside the United States; (iii) the Buyer is purchasing the Securities and Buyer's Warrant for its own account and not on behalf of or for the benefit of any U.S. person and the sale of the Securities has not been prearranged with or on behalf of any buyer in the United States; (iv) the Buyer and to the best knowledge of the Buyer each distributor, if any, participating in the offering of the Securities and Buyer's Warrants, has agreed and the Buyer hereby agrees that all offers and sales of the Securities and the Buyer's Warrants prior to the expiration of a period commencing on the closing of all the sale of all Debentures offered by this Agreement and ending one year thereafter (the "Distribution Compliance Period") shall not be made to U.S. persons or for the account or benefit of U.S. persons and shall otherwise be made in compliance with the provisions of Regulation S. The Buyer is a dealer with respect to this transaction and consequently a "distributor" as defined in Regulation S.

                      5.2 The Purchase Price to be paid by Buyer to Seller for the Securities and Buyer's Warrants has been determined by Buyer as fair and appropriate based solely upon Buyer's independent investigation and due diligence of the Seller, and neither the Seller nor any of its agents, including, without limitation, any of their officers, directors, employees, accountants and attorneys, has made any representations or warranties whatsoever in connection with the sale of the Securities and Buyer's Warrants by the Seller to the Buyer, except as specifically set forth herein. The Buyer has had sufficient opportunity in connection with the sale of the Securities and Buyer's Warrants to review the Seller's business and affairs (including, without limitation, the Seller's financial statements and other information) and to inquire of the Seller's management with respect thereto. The Buyer has had answered to its satisfaction any questions with respect to the Seller's business and affairs. The Buyer further has had the opportunity to obtain independent financial, legal, accounting, business, tax and other appropriate advice with respect to the transactions contemplated by this Agreement, and is not relying upon the Seller or any of its agents in any manner in connection with same.

                      5.3 The certificates representing the Securities and the Buyer's Warrants shall bear the first legend set forth on the first page of this Agreement and any other legend, if such legend or legends are reasonably required by the Seller to comply with state, federal or foreign law.

                      5.4 THE BUYER UNDERSTANDS AND AGREES WITH THE SELLER, THAT IN THE ABSENCE OF THE REGISTRATION OF THE SECURITIES, THE BUYER'S WARRANTS AND THE UNDERLYING COMMON STOCK UNDER THE ACT, THE SECURITIES, THE BUYER'S WARRANTS AND THE UNDERLYING COMMON STOCK MAY ONLY BE RESOLD AS PROVIDED FOR IN RULES 903 OR 904 OF REGULATION S, PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE ACT, INCLUDING SALES UNDER RULE 144. Rule 144, promulgated by the United States Securities and Exchange Commission under the Act, may not be currently available for sale of the Securities and Buyer's Warrants and underlying Common Stock in the United States, and there is no assurance that it will be available at any particular time in the future. Sales of Common Stock underlying the Securities and the Buyer's Warrants may be made in reliance upon Rule 144 but ONLY (i) limited quantities after the completion of the Distribution Compliance Period (for Common Stock underlying the Warrants, one year after exercise if latter), or (ii) in unlimited quantities by non-affiliates after the first yearly anniversary of the completion of the Distribution Compliance Period (for Common Stock underlying the Warrants, two years after exercise if latter), in each case in accordance with the conditions of the Rule, all of which must be met (including the requirement, if applicable, that adequate information concerning the Seller is then available to the public).

                      5.5 To the best of the knowledge of the Buyer and Seller neither the Buyer nor any distributor, if any, participating in the offering of the Securities and Buyer"s Warrants nor any person acting for the Buyer or any such distributor has conducted any "directed selling efforts" as that terms is defined in Rule 902 of Regulation S.

                      5.6 The Buyer understands that the Securities, the Buyer's Warrants and all underlying Common Stock have not been registered under the Act and are being offered and sold pursuant to a "safe harbor" from registration contained in Regulation S promulgated under the Act based in part upon the representations of the Seller contained herein. The Seller has reviewed the terms of the Warrants and the Buyer's Warrants and is aware of the restrictions on exercise of the Warrants and the Buyer's Warrants by U.S. Persons, namely the following:

THE WARRANTS AND THE BUYER'S WARRANTS MAY ONLY BE EXERCISED (I) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), (II) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (III) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS OR BUYER'S WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (IV) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS AND THE BUYER'S WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANTS AND THE BUYER'S WARRANTS CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE SELLER PRIOR TO EXERCISE OF THE WARRANTS AND BUYER'S WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                      5.7 The Buyer knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Securities and the Buyer's Warrants, the Buyer's Warrants or any underlying Common Stock.

                      5.8 The Buyer is acquiring the Securities to be issued and sold hereunder (and the Common Shares issuable thereunder) as a nominee (but is acquiring the Buyer's Warrants (and the underlying Common Stock) for its own account for investment and not as a nominee and not with a view to the distribution thereof). The Buyer understands that it must bear the economic risk of this investment indefinitely unless the sale of such Securities and Buyer's Warrants and the underlying shares of Common Stock is registered pursuant to the Act, or an exemption from such registration is available, and that the Buyer has no present intention of registering any such sale of the Securities, the Buyer's Warrants and any underlying Common Stock, except as otherwise specifically provide for herein. The Buyer represents and warrants to the Seller that it has no present plan or intention to sell any of such Securities, the Buyer's Warrants and the underlying Common Stock in the United States or to a United States person pursuant to any predetermined arrangements. The Buyer covenants that neither it not its affiliates nor any person acting on its or their behalf has the intention of entering or will enter during the Distribution Compliance Period, into any put option, short position, hedging transactions, equity swaps or other similar instrument or position with respect to any of such Securities, the Buyer's Warrants and the underlying Common Stock or securities of the same class as any of such Securities, the Buyer's Warrants and the underlying Common Stock in violation of the Act and neither the Buyer nor any of its affiliates or any person acting on its or their behalf will use at any time any of such acquired pursuant to this Agreement to settle any put option, short position, hedging transactions, equity swaps or other similar instrument or position that may have been entered into prior to the execution of this Agreement in violation of the Act.

                      5.9 The Buyer further covenants that it will not make any sale, transfer or other disposition of the Securities and the Buyer's Warrants or any underlying Common Stock in violation of the Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder.

                      5.10 The Buyer has the full power and authority to execute, deliver and perform this Agreement. This Agreement when executed and delivered by the Buyer will constitute a valid and legally binding obligation of the Buyer, enforceable in accordance with its terms except for bankruptcy and equitable remedies.

                      5.11 The Buyer has reviewed with his, her or its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Buyer is relying solely on such advisors and not on any statements or representations of the Seller or any of its agents and understands that the Buyer (and not the Seller) shall be responsible for the Buyer's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                      5.12 The Buyer acknowledges that it has had this Agreement and the transactions contemplated by this Agreement reviewed by its own legal counsel. The Buyer is relying solely on such counsel and not on any statements or representations of the Seller or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

                      5.13 The Buyer is a "distributor" as defined in Regulation S will send to any broker/dealer or other person receiving a commission on the sale of the Securities. the Buyer's Warrants and the underlying Common Stock, a confirmation or other notice stating that such person is subject to the same restrictions on transfer to U.S. Persons or for the account of or benefit of U.S. Persons during the Distribution Compliance Period as provided herein.

                      5.14 Upon any transfer of the Securities, the Buyer's Warrants or the underlying Common Stock unless such transfer is subject to Rule 144 or is covered by a current and effective registration statement under the Act, the transferee must supply to the Seller with the same representations and warranties as provided for in Section 5 hereof.

                      5.15 NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, THE DEBENTURES, THE WARRANTS OR THE BUYER'S WARRANTS, THE SELLER DOES NOT HAVE TO AND WILL NOT RECOGNIZE AND WILL TREAT AS NULL AND VOID ANY ATTEMPT TO TRANSFER THE DEBENTURES, THE WARRANTS, THE BUYER'S WARRANTS AND THE UNDERLYING COMMON STOCK MADE IN VIOLATION OF THIS AGREEMENT OR REGULATION S OR TO EXERCISE THE WARRANTS AND THE BUYER'S WARRANTS OTHER THAN AS PROVIDED THEREIN.

               6.     REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                      (a) As soon as possible after this date (but in no case prior to the Initial Funding Date), the Seller will include in an appropriate form of registration statement filed under the Securities Act of 1933 (the "Act") for resale by the potential holders (the "Buyer") the following shares of Common Stock, but only Common Stock, of the Seller (collectively, the "Resale Securities"):

                               (i) One hundred fifty percent (150%) of the
shares underlying the Debentures, assuming the aggregate outstanding Principal Sum was Two Million Dollars ($2,000,000) based on a Conversion Price per share equal to Seventy-eight Percent of the closing bid prices for the Common Stock of the Seller for the three trading days prior to filing the registration statement, Twenty-Five Cents ($0.25);

                               (ii) One hundred percent (100%) of the shares
underlying the Warrants to purchase Three Hundred Thousand Dollars ($300,000) of the Common Stock of the Seller based on an exercise price per share equal to the closing bid price for the Common Stock of the Seller for the three trading days prior to the filing of the registration statement, Twenty-Eight Cents ($0.28); and

                               (iii) One hundred percent (100%) of the shares
underlying the Buyer Warrants to purchase One Hundred Thousand Dollars ($100,000) of the Common Stock of the Seller based on the same exercise price per share as the Warrants.

                      (b) The Seller shall use its best efforts to cause the registration statement provided for in Section 6(a) hereof to become effect under the Act no latter than the ninetieth (90th) day after the Initial Funding Date; provided, that if such registration statement has not been declared effective by the close of such ninetieth (90th) day after the Initial Funding Date, then for each of the next thirty (30) days after such ninetieth (90th) day after the Initial Funding Date that such registration statement has not been declared effective, the Seller shall pay the Holder an amount equal to the Principal Sum funded on the Initial Funding Date times Nine Hundred Eighty Six One Thousands of a percent (0.986%); provided further, that if such registration statement has not been declared effective by the close of the one hundred twentieth (120th) day after the Initial Funding Date, then for each day after such one hundred twentieth (120th) day after the Initial Funding Date that such registration statement has not been declared effective, the Seller shall pay the Holder and amount equal to the Principal Sum funded on the Initial Funding Date times One Thousand Six Hundred Four-four One Ten Thousands of a percent (0.1644%). Any amounts due to the Holder under this Section 6(b) shall be paid by check no later than the next business day after an amount is incurred.

                      (c) The following provision of this Section 6 shall also be applicable:

                               (i) The Buyer shall furnish the Seller with such
appropriate information (relating to the intentions of such holders with regard to the sale of the Resale Securities included in the registration statement as the Seller shall reasonably request in writing. Following the effective date of such registration statement, the Seller shall upon the request of the Buyer forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by the Buyer to permit the Buyer to make a public offering of all the Resale Securities from time to time offered or sold to the Buyer provided that the Buyer shall from time to time furnish the Seller with such appropriate information (as provided for in the immediately proceeding sentence) as the Seller shall request in writing and provided, further, that the Seller shall keep such registration statement current and effective until the last to occur of thirtieth (30th) day after the last to occur of (i) the Principal Sum of the Debentures being reduced to zero or (ii) the first to occur of the exercise or all of the Warrants and the Buyer's Warrants or the expiration of the Warrants and the Buyer's Warrants. The Seller shall also use its best efforts to qualify the Resale Securities for sale in New York and Florida, provided that the Seller shall not be required to file a general consent to service of process in any state pursuant to this sentence.

                               (ii) The Seller shall fill the registration
statement at its own expense and without charge to the Buyer. The Buyer shall, however, bear the fees of his own counsel and any transfer taxes or underwriting discounts or commissions applicable to the Resale Securities sold by it pursuant thereto.

                               (iii) The Seller shall indemnify and hold
harmless the Buyer and each underwriter, within the meaning of the Act, who may purchase from or sell for any the Buyer any Resale Securities from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereto under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 6 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Seller by the Buyer or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Seller shall not be obliged so to indemnify any such underwriter or controlling person unless such underwriter shall at the same time indemnify the Seller, its directors, each officer signing the related registration statement and each person, if any, who controls the Seller within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 6 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Seller by any such underwriter expressly for use therein.

                               (iv) The Seller's agreements with respect to the
Resale Securities in this Section 6 shall continue in effect regardless or the conversion and surrender of the Debenture or any exercise of the Warrants or the Buyer's Warrants. The registration rights of the Buyer under this Section 6 will inure to the benefit and be assignable automatically to any transferee of the Securities, the Warrants, the Buyer's Warrants or the underlying Common Stock, except for any such underlying Common Stock sold pursuant to a registration statement under the Act or sold pursuant to Rule 144.

               7. ENTIRE AGREEMENT. This Agreement, and the Exhibits hereto, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relating to such subject matter.

               8. CHOICE OF LAW AND VENUE. This Agreement shall be governed by and construed under the laws of the Province of Alberta, Canada, without regard to choice of laws, in force from time to time. Any proceeding arising out of this Agreement shall be brought in Ontario, Canada.

               9. ATTORNEYS' FEES. In any action to enforce this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable costs, including, without limitation, attorneys' fees.

               10. PARTIES BOUND. This Agreement is binding on and shall inure to the benefit of the parties and their respective successors, assigns, heirs, and legal representatives.

               11. NOTICES. Except as otherwise provided herein, all notices, instructions or other communications required or permitted hereunder shall be in writing and sent by registered mail, postage prepaid, addressed as follows:

                      To Jaws Technologies Inc.

                      380-603-7 Avenue SW
                      Calgary, Alberta Canada T2P 2T5
                      Fax:    403-508-5058
                      Voice:  403-508-5055
                      Attn:   Robert Kubbernus
                              President and CEO



                      To Thomson Kernaghan & Co. Limited:

                      365 Bay Street,
                      Toronto, Ontario Canada M5H 2V2
                      Fax:    416-367-8055
                      Voice:  416-860-8800
                      Attn:   Robert F. Wilson

or such other address, telephone numbers or contact persons as shall be furnished in writing by such party to the other parties hereto. Any such notice, instruction or communication shall be deemed to have been given three (3) business days after the date mailed by registered mail or if sent by fax, upon electronic confirmation or receipt.

               12. GENDER. Masculine nouns and pronouns shall include feminine nouns and pronouns.

               13. ARBITRATION. All disputes that may arise between the parties regarding the interpretation or application of this Agreement and the Exhibits thereto and the legal affect of this Agreement shall, to the exclusion of any court of law, be arbitrated and determined by a board of arbitrators, unless the parties can resolve the dispute by mutual agreement. Either party shall have the right to submit any dispute to arbitration thirty (30) days after the other party has been notified as to the nature of the dispute. If the dispute goes to arbitration, each party shall select one arbitrator and the two arbitrators so selected shall jointly select a third arbitrator. The arbitration shall be governed by the arbitration rules of the International Chamber of Commerce. The arbitration proceeding shall be governed by the statutes of the Province of Ontario, Canada, and the proceeding shall be held in Toronto, Ontario, Canada. Anything to the contrary contained in the above-mentioned rules and statutes notwithstanding, the parties consent that any papers, notices, or process necessary or proper for the institution or continuance of, or relating to any arbitration proceeding, or for the confirmation of an award and entry of judgment on any award made, including appeals in connection with any judgment or award, may be served on each of the parties by registered mail addressed to the party at the principal office of the party, or by personal service on the party in or without the above-mentioned state. The parties recognize and consent to the above-mentioned arbitration association's jurisdiction over each and every one of them.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

               Seller:                JAWS TECHNOLOGIES INC.

                                      By:
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------

               Buyer:                 THOMSON KERNAGHAN & CO. LTD.

                                      By:
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------

                                  EXHIBIT LIST

Exhibit A             WARRANT TO PURCHASE 1,071,429 SHARES OF COMMON STOCK

Exhibit B             10% CONVERTIBLE DEBENTURE

Exhibit C             ESCROW AGREEMENT

Exhibit D             BUYER WARRANTS

                                    EXHIBIT A




             Void after 5:00 p.m. Alberta Time, on October 31, 2001
                   Warrant to Purchase Shares of Common Stock

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE ACT.

                        --------------------------------

              WARRANT TO PURCHASE 1,071,429 SHARES OF COMMON STOCK

                                       OF

                             JAWS TECHNOLOGIES INC.
                        --------------------------------

     This is to Certify That, FOR VALUE RECEIVED, THOMSON KERNAGHAN & CO. LTD., an Ontario corporation , or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from JAWS TECHNOLOGIES INC., a Nevada corporation ("Company"), the fully paid, validly issued and nonassessable shares of Common Stock, $0.001 par value, of the Company ("Common Stock") at any time or from time to time during the period from the date hereof, through and including October 31, 2001, but not later than 5:00 p.m. Calgary, Alberta Time, on October 31, 2001 ("Exercise Period") at an initial exercise price equal to $0.28 per share. The total number of shares of Common

Stock to be issued upon exercise of this Warrant shall be 1,071,429 shares. The price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the respective exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is being issued pursuant to the Company's private placement consisting of up to $2,000,000 principal amount of a 10% Convertible Debenture (the "Debenture") and a Debenture Acquisition Agreement dated as of September 25, 1998 between the Company and Thomson Kernaghan & Co. Ltd. All dollar references are to United States Dollars.

          (a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that (i) if the last day of the Exercise Period is a day on which banking institutions in the Province of Alberta are authorized by law to close, then the Exercise Period shall terminate on the next succeeding day which shall not be such a day, and during such period the Holder shall have the right to exercise this Warrant into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Escrow Agent pursuant to an Escrow Agreement between the Company and Thomson Kernaghan & Co. Ltd., dated September 25, 1998, at its principal office, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

     THIS WARRANT MAY ONLY BE EXERCISED (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), (ii) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (iii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (iv) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED

OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

          (b) Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

          (c) Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

               (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; or

               (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

               (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          (d) Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office, with the Assignment Form annexed hereto duly executed and funds sufficient to pay and transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt of the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     This Warrant and the Common Stock issuable upon exercise of this Warrant were issued under Regulation S under the Securities Act of 1933, as amended, and may be transferred only as provided for in the Debenture Acquisition Agreement between the Company and the Holder, dated September 25, 1998.

          (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

          (f) Anti-Dilution Provisions. The respective Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the respective Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the respective Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               (2) Whenever the respective Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the respective number of Shares initially issuable upon exercise of this Warrant by the respective

Exercise Price in effect on the date hereof and dividing the product so obtained by the respective Exercise Price, as adjusted.



               (3) No adjustment in the respective Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this Subsection (3) is not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the respective Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrants).

               (4) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3) inclusive above.

               (5) Irrespective of any adjustments in the respective Exercise Price or the related number or kind of share purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

          (g) Officer's Certificate. Whenever the respective Exercise Price shall be adjusted as required by the provisions of the foregoing Section (f), the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted respective Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

          (h) Notices to Warrant Holders. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the

Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if the capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in
(x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. The failure to give such notice shall not otherwise effect the action taken by the Company.

          (i) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

          (j) Registration Under the Securities Act of 1933.

          The shares of Common Stock underlying this Warrant shall be registered under the United States Securities Act of 1933, as amended, to the extend and subject to the provisions of the Debenture.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the undersigned, each being duly authorized, as of the date below.

                                            JAWS TECHNOLOGIES INC.


                                            ____________________________________
                                            By: Robert Kubbernus
                                            Its:President


Dated: September 25, 1998


ATTEST:



__________________________________
_______________________, Secretary

                                  EXERCISE FORM

THIS WARRANT MAY ONLY BE EXERCISED (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED); (ii) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON; (iii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE; AND (iv) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing $_____________ worth of the shares of Common Stock of Jaws Technologies Inc. at $_______ per share for ___________ shares of Common Stock.

                                    --------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name _______________________________________________________
         (Please typewrite or print in block letters)


Address __________________________________________________________

Social Security of Federal I.D. Number: __________________________

THE UNDERSIGNED REPRESENTS AND WARRANTS TO JAWS TECHNOLOGIES INC. THAT THE CONDITIONS FOR EXERCISE OF THE WITHIN WARRANT SET FORTH IN THE FIRST SENTENCE OF THE FIRST PARAGRAPH ABOVE HAVE BEEN FULLY COMPLIED WITH AND ANY NO U.S. PERSON HAS ANY INTEREST IN THE WARRANT OR THE WARRANT SHARES.


        Signature _____________________________________________
        (Sign exactly as your name appears on the first page of this Warrant)

                                 ASSIGNMENT FORM

               FOR VALUE RECEIVED, __________________________________________
hereby sells, assigns and transfers unto
Name ________________________________________________________________________
             (Please typewrite or print in block letters)
Address ______________________________________________________________________
Social Security of Federal I.D. Number: ________________________________________
the right to purchase shares of Common Stock of Jaws Technologies Inc. represented by this Warrant as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________________________
Attorney, to transfer the same on the books of Jaws Technologies Inc. with full power of substitution in the premises.

Date __________ __, ______


Signature _____________________________________
         (Sign exactly as your name appears on
          the first page of this Warrant)

NOTE: This Warrant and the Common Stock issuable upon exercise of this Warrant were issued under Regulation S under the Securities Act of 1933, as amended, and may be transferred only as provided for in the Debenture Acquisition Agreement between the Company and the Holder, dated _____________, 1998.

                                    EXHIBIT B


     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE ACT.


                             JAWS TECHNOLOGIES INC.
                            10% CONVERTIBLE DEBENTURE

                                                     $200,000 September 25, 1998

          JAWS TECHNOLOGIES INC., a Nevada corporation (the "Company"), for the value received, hereby unconditionally and absolutely promises to pay to the order of THOMSON KERNAGHAN & CO. LTD., or holder (collectively, the "Holder"), upon presentation and surrender of this Debenture to Thomson Kernaghan & Co. Ltd. at its office at 356 Bay Street, Toronto, Ontario, Canada M5H 2V2 or such other place as the Company may, from time to time, designate, the Principal Sum due under this Debenture, on October 31, 2001, or if such day is not a regular business day, then on the next business day thereafter (the "Maturity Date"), plus interest at the simple rate of ten percent (10%) per annum with all accrued and unpaid interest due and payable on the Maturity Date.

          All dollar amounts set forth in this Debenture are United States Dollars. A regular business day is a day on which banks in the State of New York and the Province of Alberta are open for business and a trading day is a day in which the New York Stock Exchange is open for trading.

     1. PRINCIPAL SUM.

          The Principal Sum outstanding at any time shall be Two Hundred Thousand Dollars ($200,000) less any Principal Sum prepaid through the date of the calculation and less any Principal Sum which had been converted into Common Stock as provided for in Section 2 hereof through the date of the calculation.

     2. CONVERSION.

          (a) The Holder of this Debenture shall have the right, at its option, beginning on the thirtieth (30th) day after the Initial Funding Date through 5:00 p.m. Alberta, Canada time on the last regular business day immediately prior to the Maturity Date to convert, subject to the terms and provisions of this Section 2, any or all of the outstanding Principal Sum of this Debenture in increments of at least One Hundred Thousand Dollars ($100,000) or multiples thereof, unless the outstanding Principal Sum at the time of the conversion is less than One Hundred Thousand Dollars ($100,000) or not multiples of One Hundred Thousand Dollars ($100,000) then the entire outstanding Principal Sum may be converted. Conversions pursuant to this Section 2 are at a price per share equal to the lower of seventy-eight percent (78%) of the average closing bid price of the Common Stock of the Company on the principal market for such Common Stock for the three (3) trading days immediately preceding (i) the date of the Notice of Conversion (on the form attached hereto), as reported by the principal market on which the Common Stock is then traded or (ii) the date of this Debenture (the "Conversion Price").

          To convert this Debenture, this Debenture must be surrendered at the principal executive office of the Escrow Agent pursuant to an Escrow Agreement between the Company and Thomson Kernaghan & Co. Ltd., dated September 25, 1998, accompanied by Notice of Conversion duly executed, and, accompanied by a written instrument or instruments of transfer in form satisfactory to the Escrow Agent duly executed by the Holder or his attorney duly authorized in writing to specify whether the Holder desires interest on the amount of the Principal Sum being converted to be paid in cash by Company check or in shares of Common Stock of the Company.

          (b) As promptly as practicable after the surrender, as herein provided, of this Debenture for conversion and the completed and executed Notice of Conversion, the Company shall deliver or cause to be delivered, to or upon the written order of the Holder of this Debenture so surrendered: (i) certificates representing the largest number of fully paid and nonassessable full shares of Common Stock into which this Debenture may be converted in accordance with the provisions of this Section 2; (ii) a check in payment for fractional shares, based on amount in cash equal to such fraction multiplied by the current "Market Price" as defined in Section 4 hereof; (iii) cash or additional shares of Common Stock of the Company for the accrued but unpaid interest due on the Principal Sum being converted through the date of the Notice of Conversion; and (iv) a replacement Debenture identical to this Debenture, except as to the issue date and as adjusted to reflect the Principal Amount actually outstanding after the conversion, if less than the then outstanding Principal Sum is being converted. Such conversion shall be deemed to have been made at the close of business on the date that this Debenture shall have been received by the Company for conversion, with a Notice of Conversion duly executed, in satisfactory form for conversion, so that the rights of the Holder of this Debenture as a Debenture holder as to the Principal Sum being converted shall cease at such time and, subject to the provisions of this Section 2(b), the person or persons entitled to receive the shares of Common Stock upon conversion of this Debenture shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock (including any Common Stock issued for interest) at such time and such conversion shall be at the Conversion Price in effect at such time.

     3. PREPAYMENT.

          The Company may prepay at any time, upon at least thirty (30) days advance written notice any or all of the outstanding Principal Sum of this Debenture by notifying the Holder in writing of the date the prepayment is to be made. Along with any prepayment of the Principal Sum, all accrued but unpaid interest on such Principal Sum shall also be paid. Within ten (10) days of the receipt of a notice of prepayment, the Holder shall notify the Company as to whether the interest to be paid shall be in cash by Company check or in Common Stock of the Company. Notwithstanding any notice of intention to prepay any or all of the then outstanding Principal Sum, such Principal Sum may be converted into Common Stock pursuant to Section 2 hereof until the prepayment actually is made.

     4. INTEREST.

          (a) At the Holder's election, accrued but unpaid interest must be paid in Common Stock of the Company in an amount of shares equal to the interest to be paid in Common Stock divided by the "Market Price Per Share" of the Common Stock. Not earlier than the sixtieth (60th ) day and not latter than the thirtieth (30th) day prior to the Maturity Date, the Holder shall notify the Company if it desires to have the accrued but unpaid interest due on the Maturity Date paid in shares of Common Stock of the Company. If the Holder does not give any such notice in a timely manner, the interest at Maturity shall be paid in cash by Company check.

          (b) For purpose of this Debenture, the "Market Price Per Share" of the Common Stock of the Company shall be determined as follows:

               (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the "Market Price Per Share" shall be the average of the last reported sale prices of the Common Stock on such principle exchange or system on the five trading days prior to the date the Holder gives the Company its notice of election to have the interest payments made in the Common Stock of the Company (or for payment of fractional shares, the date of the relevant Conversion Notice) or if no such sale is made on any such day, the average of the closing bid and asked prices for such day on such exchange or system; or

               (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the "Market Price Per Share" shall be the average of the mean of the last reported bid and asked prices reported by the OTC Bulletin Board, if so quoted, or the "pink sheets" of the National Quotation Bureau, Inc. on the five trading days prior to the date the Holder gives the Company its notice of election to have the interest payments made in the

Common Stock of the Company (or for payment of fractional shares, the date of the relevant Conversion Notice); or

               (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the "Market Price Per Share" shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the Conversion Notice; provided, however, in the case of this Section 4(b)(iii) payment of interest shall be paid only in cash by Company check and not in Common Stock of the Common.

     5. RECLASSIFICATION, REORGANIZATION OR MERGER.

          In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Debenture) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by converting this Debenture at any time prior to the payment in full of the Debenture, to acquire the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been acquired upon conversion of this Debenture immediately prior to such reclassification, change consolidation, merger, sale or conveyance. Any such provi sion shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Debenture. The foregoing provisions of this Section 5 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of this
Section 5 hereof.

     6. REGISTRATION UNDER THE SECURITIES ACT OF 1933.

          The Company shall register certain of the shares of the Common Stock which may be issued upon the conversion of this Debenture to the extent and as provided for under the Debenture Acquisition Agreement between the Company and the Holder, dated September 25, 1998. (the "Debenture Acquisition Agreement").

     7. REGULATION S.

          This Debenture and the Common Stock issuable upon conversion or as interest under this Debenture were issued under Regulation S under the Securities Act of 1933, as amended, and may be transferred only as provided for in the Debenture Acquisition Agreement.

     8. EVENTS OF DEFAULT.

          If one or more of the following described events shall occur (each an "Event of Default"):

          (a) The Company shall fail to pay the principal of, or interest on, this Debenture within five (5) days after the Holder has given written notice to the Company that the same has become due; or

          (b) The Company shall fail to perform or observe any of the provisions contained in any other Section of this Debenture or the Debenture Acquisition Agreement and such failure shall continue for more than thirty (30) days after the Holder has given written notice to the Company; or

          (c) Any material representation or warranty made in writing by or on behalf of the Company in this Debenture shall prove to have been false or incorrect in any material respect, or omits to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading, on the date as of which made, and the Company shall have failed to cure such false or incorrect statement within thirty (30) days after the Holder has given written notice to Borrower; or

          (d) The Company shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Company shall apply for or consent to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Company and such appointment shall continue undischarged for a period of sixty (60) days; or the Company shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company and shall remain undismissed for a period of ninety (90) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; or

          (e) A final judgment for money of over One Hundred Thousand

($100,000) not covered by insurance shall be rendered against the Company and if, within ninety (90) days after entry thereof, such judgment shall not have been discharged, satisfied or execution thereof stayed pending appeal, or if, within ninety (90) days after the expiration of any such stay, such judgment shall not have been discharged or satisfied; or

          (f) The Company shall be enjoined, restrained or in any way prevented by a court order from continuing to conduct all or any material part of its business affairs;

          THEN, or at any time thereafter, and in each and every case:

               (1) Where the Company is in default under the provisions of
Section 8(d) hereof, the entire unpaid principal amount of the Debenture, all interest accrued and unpaid thereon, and all other amounts payable to the Holder hereunder shall automatically become and be forthwith due and payable without offset or counterclaim of any kind and without presentment, demand, protest or notice of any kind, and without regard to the running of the statute of limitations, all of which are hereby expressly waived by the Company; and

               (2) In any other case referred to in this Section 8, the Holder may, by written notice to the Company, declare the entire unpaid principal amount of this Debenture, all interest accrued and unpaid hereon, and all other amounts payable hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable, without offset or counterclaim of any kind and without presentment, demand, protest or further notice of any kind, and without regard to the running of any statutes of limitation, all of which are hereby expressly waived by the Company.

     Any declaration made pursuant to Section 8(2) hereof is subject to the condition that, if at any time after the principal of this Debenture shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, all arrears of interest upon this Debenture (except that Principal Sum of this Debenture which by such declaration shall have become payable) shall have been duly paid, and every Event of Default shall have been made good, waived or cured, then and in every such case the Holder shall be deemed to have rescinded and annulled such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

     9. CORPORATE OBLIGATION.

          It is expressly understood that this Debenture is solely a corporate obligation of the Company and that any and all personal liability, either at common law or in equity, or by constitution or statute, of, and any and all rights and claims against, every stockholder, officer, or director, as such, past, present or future, are expressly waived and released by the Holder as a part of the consideration for the issuance hereof.

     10. TRANSFER.

          Subject to the appropriate provisions of the Act and of Section 7 hereof, this Debenture or any portion of the principal amount hereof in One Hundred Thousand Dollars ($100,000) increments, or multiples thereof (unless the entire Principal Sum is being transferred), is transferable on the records of the Company upon presentation of this Debenture, properly endorsed, at its principal office; upon such presentation and transfer a new Debenture or Debentures will be issued; provided, however, no transfer shall be made no any competitors of the Company. For the purposes of payment and all other purposes, the Company shall deem and treat the person in whose name this Debenture is registered as the absolute owner hereof and the Company shall not be affected by any notice to the contrary.

     11. MISCELLANEOUS.

          (a) Notwithstanding the foregoing, the Company promises to pay interest after maturity (whether by acceleration or otherwise, and before as well as after judgment) at the same rate as above provided prior to maturity on balances, if any, then outstanding.

          (b) Interest under this Debenture shall be computed on the basis of a thirty (30) day month and a year of 360 days for the actual number of days elapsed.

          (c) In case at any time any Common Stock shall be listed on any stock exchange or NASDAQ, the Company will list on such exchange or NASDAQ, and all other exchanges where such stock or other stock, warrants, and securities at the time issuable upon the conversion of this Debenture may be listed, and keep listed thereon subject to listing requirements of such exchange or exchanges, an official notice of issuance upon the conversion of this Debenture, all shares of common stock and other stock and securities from time to time issuable upon such conversion.

          (d) Unless otherwise specifically proved herein, any notice required by this Agreement is effective and deemed delivered when faxed to the numbers set forth herein and receipt of such fax is electronically confirmed. Any such notice shall also be sent on the day such fax is sent (or if such day is not a business day, the next business day by overnight courier), properly addressed. Notices will be sent to the fax numbers and addresses set forth in this Agreement, unless either party notifies the other of an fax and/or address change in writing.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be executed in Calgary, Alberta, Canada as of the day and year first above written.



                                            JAWS TECHNOLOGIES INC.

                                            By:_________________________________
                                            Its:________________________________

                                            By:_________________________________
                                            Its:________________________________


                       [Signatures Continued from Page 7]


                                            ____________________________________
                                            (Fax Number, including Area Code)

                                            ____________________________________
                                            (Contact Person)





                                            THOMSON KERNAGHAN & CO. LTD.



                                            By:_________________________________



                    (Address)

                    ____________________________________
                                   (City)             (State)         (Zip Code)

                                            ____________________________________
                                            (Fax Number, including Area Code)

                                            ____________________________________
                                            (Contact Person)

                                CONVERSION NOTICE



TO:  JAWS TECHNOLOGIES INC.


     The undersigned Holder of this Debenture hereby irrevocably exercises the option to convert $________________ of the Principal Sum of this Debenture into shares of Common Stock of JAWS TECHNOLOGIES INC. in accordance with the terms of this Debenture, or of such other kind of stock or other property as shall be authorized under the terms of this Debenture, and directs that the shares or other property issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any accrued and unpaid interest on the portion being converted and any Debenture representing the unconverted portion of this Debenture, be issued and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     The accrued and unpaid interest due upon the Principal Sum being converted shall be paid in cash__ or Common Stock __. (Please check one of the blanks, if no blanks are checked, the interest shall be paid in cash.)

     The date of this Conversion Notice is _______ ___, _____. The undersigned has determined the closing bid price for the Common Stock of JAWS TECHNOLOGIES INC. for the three trading days preceding the date of this [Notice of Conversion] or of the [Date of Convertible Debenture] on the principal market for such Common Stock, was $_____, $______ and $____, or an average of $____. Therefore pursuant to Section 2(a) of the Debenture, the Conversion Price is $_____ per share.

     If you want the stock certificate made out in another person's name, fill in the form below and have your signature guaranteed: (Insert other person's social security or tax I.D. no.)






            (Print or type other person's name, address and zip code)



               Date:_________________,___              Your Signature:
               (Sign exactly as your name appears on the face of this Debenture)
                                                  Signature Guarantee:

                                 ASSIGNMENT FORM


To assign this Debenture, fill in the form below:
I or we assign and transfer this Security to (insert assignee's social security or tax I.D. no.)






            (print or type other person's name, address and zip code)

                                                         and irrevocably appoint

______________________ agent to transfer this Debenture on the books of the Jaws Technologies Inc. The agent may substitute another to act for him.


               Date:_________________,___              Your Signature:
               (Sign exactly as your name appears on the face of this Debenture)


                                                  Signature Guarantee:


NOTE: This Debenture and the Common Stock issuable upon conversion or as interest under this Debenture were issued under Regulation S under the Securities Act of 1933, as amended, and may be transferred only as provided for in the Debenture Acquisition Agreement.

                                    EXHIBIT C


     THESE SECURITIES SUBJECT TO THIS ESCROW AGREEMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES HAVE BEEN OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE ACT.


                                ESCROW AGREEMENT


     This Escrow Agreement is entered into this 25 day of September, 1998, by and among JAWS TECHNOLOGIES INC. (the "Jaws") and THOMAS KERNAGHAN & CO. LIMITED. ("Escrow Agent").

     1. Escrow

     The Company has filed a registration statement under the United States Securities Act of 1933, as amended (the "Act") relating to the following shares of Common Stock (the "Shares"), all of which are being placed in Escrow with the Escrow Agent and in the Escrow Agent's name:

          (a) 9,500,000 shares in the name of Escrow Agent which may be issued upon conversion a 10% Convertible Debenture for up to $2,000,000 , dated September 25, 1998 (the "Debenture"), and issued to the Escrow Agent (the "Debenture Shares");

          (b) 1,071,429 shares in the name of Escrow which may be issued upon the exercise of $300,000 of Warrants, dated September 25, 1998 (the "Warrants"), and issued to the Escrow Agent (the "Warrant Shares"); and

          (c) 357,143 shares in the name of the Escrow Agent which may be issued upon the exercise of $100,000 Warrants, dated September 25, 1998 (the "Escrow Agent Warrants"), and issued to Escrow Agent (the "Escrow Agent Shares").

     For convenience one total share certificate for a total of 10,928,572 shares has been issued to the Escrow Agent.

     Upon the opening of the Escrow, the Escrow Agent shall place the Shares with the Depository Trust Company.

     Copies of the form of the Debentures, the Warrants and the Escrow Agent Warrants have also been placed in Escrow.

     2. Release of the Shares

     The Escrow Agent shall release the Shares from Escrow as follows:

          (a) Upon any conversion of the Debenture, a copy of the Conversion Notice attached hereto shall be promptly faxed to the Company by the Escrow Agent simultaneously as it is sent by overnight courier service to the Company. Unless the Escrow Agent receives a written objection sent by facsimile within forty-eight hours of sending the fax to the Company provided for in the immediately preceding sentence and the Company takes the action provided for in
Section 6 hereof within such forty-eight hours, the Escrow Holder shall promptly release to the Escrow Agent, the number of Debenture Shares being acquired upon conversion of the Debenture as set forth in the Conversion Notice.

          (b) Upon any exercise of the Warrants, a copy of the Exercise Form attached hereto and evidence of payment for the Shares being exercised shall be promptly faxed by the Escrow Agent simultaneously as such Exercise Form and payment is sent by overnight courier service to the Company. Unless the Escrow Agent receives a written objection sent by facsimile within forty-eight hours of sending the fax to the Company provided for in the immediately preceding sentence and the Company takes the action provided for in Section 6 hereof within such forty-eight hours, the Escrow Holder shall promptly release to the Escrow Agent, the number of Shares being acquired upon exercise of the Warrants as set forth in the Exercise Form.

          (c) Upon any exercise of the Escrow Agent Warrants, a copy of the Exercise Form attached hereto and evidence of payment for the Stark Shares being exercised shall be promptly faxed to the Company by the Escrow Agent simultaneously as such Exercise Form and payment is sent by overnight courier service to the Company. Unless the Escrow Agent receives a written objection sent by facsimile within forty-eight hours of sending the fax to the Company provided for in the immediately preceding sentence and the Company takes the action provided for in Section 6 hereof within such forty-eight hours, the Escrow Agent, the number of Escrow Agent Shares being acquired upon exercise of the Escrow Agent Warrant as set forth in the Exercise Form.

          (d) If prior to the conversion of a Debenture or the exercise of the Warrants or the Escrow Agent Warrants, such securities have been transferred, then:

               (i) the transferee shall become a party to this Escrow Agreement by executing an amended thereto reasonably acceptable to the Company and the Escrow Agent;

               (ii) the transferee must not be in the United States or a U.S. Person (all as defined in Regulation S as promulgated under the United States Securities Act of 1933) and the transfer must comply with the terms of the respective security and with the terms and conditions of the Debenture Acquisition Agreement between the Company and the Escrow Agent, dated September 25, 1998 and further, any exercise of the Warrants and the Escrow Agent Warrants must be in strict compliance with their respective terms; and

               (iii) upon conversion of the Debenture, the Conversion Notice and upon exercise of the Warrants or the Escrow Agent Warrants, the Exercise Form and the payment shall be delivered to the Escrow Agent and the Escrow Agent shall then promptly comply with Section 2(a), (b) or (c) as is applicable,

     3. Dividends and Other Distributions

     As long as any Shares are held in Escrow pursuant to this Agreement, then no dividends or other distributions shall be payable with respect to such Shares. However, any shares of Common Stock resulting from a stock split, reverse stock split or stock dividend which would be receivable upon exercise of the Warrants or the Escrow Agent Warrant shall be placed in Escrow.

     4. Voting Rights

     During the term of this Agreement, and so long any Shares are in Escrow, no one may vote the Shares on any matter.

     5. Payment of the Debentures and Expiration of the Warrants

     Upon the payment in full of the Debentures as evidenced by a writing signed by the Company and the then holder, the Escrow Agent shall release all the remaining Debenture Shares relating to such Debenture and have the Debenture Shares transferred into the name of the Company. Upon the expiation of the Warrants or the Escrow Agent Warrants, the Escrow Agent shall release all the remaining Warrant Shares or the Escrow Agent Shares, respectively, and have the Warrant Shares or the Escrow Agent Shares, respectively, into the Company. Any such transfer of the Shares into the name of the Company may be accomplish by transfer the Shares for an account of the Company through the Depository Trust Company, provided that the Company so notifies the Escrow Agent of such account and the information needed to effect such a transfer.

     6. Objections

          (a) If the Company shall notify by fax the Escrow Agent that it has any objections to releasing any of the Shares pursuant to Section 2 hereof, the Company shall also within the respective forty-eight hour period provided for in Sections 2(a), (b) or (c), as the case may be also deliver to the Escrow Agent
(i) an Certificate signed by an Officer of the Company setting forth the reasons for the objection, (ii) an opinion from the counsel to the Company, Jeffer, Mangles, Butler and Marmaro, LLP, that the conversion or the exercise, as the case may be, would violate either the United States Securities Act of 1933, as amended, or the United States Securities Exchange Act of 1934, as amended, and an indemnity bond from an person licensed to issue such bonds in Ontario, Canada in an amount equal to the number of Shares being objected to being released from Escrow time Two Hundred Percent of the average closing bid price of the Common Stock of the Company on the principal market for such Common Stock for the three
(3) trading days immediately preceding the date of the Conversion Notice or the Exercise Form, as the case may, with such bond lasting until the dispute is settled by agreement of the parties thereto or a final action of a court of competent jurisdiction without the right to appeal or the expiration of the right to appeal.

          (b) If the Escrow Agent does NOT receive within such forty-eight hour period all of the original signed documents and bond provided for in Section 6(a) hereof, it shall at the end of such forty-eight hour period, release the Shares in question as requested in the respective Conversion Notice or Exercise Form.

          (c) If the Escrow Agent does receive within such forty-eight hour period all of the original signed documents and bond provided for in Section 6(a) hereof, it shall at the end of such forty-eight hour period, if the objection has not be withdrawn or the parties to the Debenture, the Warrants or the Escrow Agent Warrants, as the case may be, otherwise agree, shall surrender the Shares in question to an appropriate court in Toronto, Ontario and submit the issue to the court to resolve in the nature of an interpleader action.

     7. Escrow Agent

     Escrow Agent, when acting as Escrow Agent, shall not be liable for any action taken or omitted by it in good faith, and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may rely and shall be protected in acting or refraining from acting in reliance upon any notice or certificate, instrument, request, paper or other documents believed by it to be genuine and made, sent, signed or presented by the proper party or parties. The Escrow Agent, acting as Escrow Agent. shall not be liable for anything it does or may not do as Escrow Agent under this Agreement, except for its own gross negligence, willful misconduct.

     Escrow Agent shall not be responsible for the validity or sufficiency of any stock certificate or other instrument evidencing any security delivered to it pursuant hereto, or for the identity or authority of any person delivering any such certificate or other instrument to it.

     Until Escrow Agent shall receive from some person interested in this Agreement written notice of any event upon which the right to receive any release, distribution or payment may depend, it shall incur no liability for actions taken in good faith.

     Escrow Agent shall not be obligated to take any action to enforce this Agreement, or to appear in, prosecute or defend any action or legal proceeding or to file any income or other tax return if any such action, in its opinion, would or might involve cost, expense, loss or liability unless, and as often as required by it, it shall be furnished with security and an indemnity satisfactory to it from the Company against all such cost, expense, loss or liability.

     Escrow Agent shall not be responsible for the validity of any provision of this Agreement or for the execution thereof by any other party, or for the truth of any recitals or other statements of fact herein contained. The Escrow Agent shall be considered as a fiduciary under this Agreement and is not required or entitled to act in any capacity hereunder other than as a Escrow Agent.

     8. Notices

     Except as otherwise provided herein, all notices, instructions or other communications required or permitted hereunder shall be in writing and sent by registered mail, postage prepaid, addressed as follows:

     To Jaws Technologies Inc.

     603-7 Avenue SW, Suite 380
     Calgary, Alberta Canada T2P 2T5
     Fax: (403) 508-5058
     Tel:  (403) 508-5055
     Attn: Robert Kubbernus, President and CEO

     To Thomson Kernaghan & Co. Limited:

     365 Bay Street,
     Toronto, Ontario Canada M5H 2V2
     Fax: 416-367-8055
     Voice: 416-860-8800
     Attn: Robert F. Wilson

or such other address, telephone numbers or contact persons as shall be furnished in writing by such party to the other parties hereto. Any such notice, instruction or communication shall be deemed to have been given three (3) business days after the date mailed by registered mail or if sent by fax, upon electronic confirmation or receipt.

     9. Deliveries

     Escrow Agent shall make the deliveries of the Shares pursuant to this Agreement at the addresses set forth herein, by overnight deliver service with the ability to trace the delivery or through the Depository Trust Company accounts.

     10. Successors and Assigns

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     11. Choice of Law and Venue.

     This Agreement shall be governed by and construed under the laws of the Province of Alberta, Canada, without regard to choice of laws, in force from time to time. Any proceeding arising out of this Agreement shall be brought in Ontario, Canada.

     12. Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

     13. Attorneys' Fees

     If an action is brought to enforce the terms and provisions of this Agreement, the prevailing party in said action shall be entitled to reasonable attorneys' fees and costs of suit. This Agreement is subject to arbitration as provided for in that Debenture Acquisition Agreement between the Company and Escrow Agent of even date.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

     The Company:                           JAWS TECHNOLOGIES INC.


                                            By: ________________________________
                                                _________________, _____________

     Escrow Agent:                          THOMAS KERNAGHAN & CO. LTD.


                                            By: ________________________________
                                                _________________, _____________

                                    EXHIBIT D




             Void after 5:00 p.m. Alberta Time, on October 31, 2001
                   Warrant to Purchase Shares of Common Stock

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE ACT.

                        --------------------------------

               WARRANT TO PURCHASE 357,143 SHARES OF COMMON STOCK

                                       OF

                             JAWS TECHNOLOGIES INC.
                        --------------------------------

     This is to Certify That, FOR VALUE RECEIVED, THOMSON KERNAGHAN & CO. LTD., an Ontario corporation , or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from JAWS TECHNOLOGIES INC., a Nevada corporation ("Company"), the fully paid, validly issued and nonassessable shares of Common Stock, $0.001 par value, of the Company ("Common Stock") at any time or from time to time during the period from the date hereof, through and including October 31, 2001, but not later than 5:00 p.m. Calgary, Alberta Time, on October 31, 2001 ("Exercise Period") at an initial exercise price equal to $0.28 per share. The total number of shares of Common

Stock to be issued upon exercise of this Warrant shall be 357,143 shares. The price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the respective exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is being issued pursuant to the Company's private placement consisting of up to $2,000,000 principal amount of a 10% Convertible Debenture (the "Debenture") and a Debenture Acquisition Agreement dated as of September 25, 1998 between the Company and Thomson Kernaghan & Co. Ltd. All dollar references are to United States Dollars.

          (a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that (i) if the last day of the Exercise Period is a day on which banking institutions in the Province of Alberta are authorized by law to close, then the Exercise Period shall terminate on the next succeeding day which shall not be such a day, and during such period the Holder shall have the right to exercise this Warrant into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Escrow Agent pursuant to an Escrow Agreement between the Company and Thomson Kernaghan & Co. Ltd., dated September 25, 1998, at its principal office, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

          THIS WARRANT MAY ONLY BE EXERCISED (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), (ii) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (iii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (iv) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED

OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

          (b) Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

          (c) Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

               (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; or

               (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

               (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          (d) Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office, with the Assignment Form annexed hereto duly executed and funds sufficient to pay and transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt of the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     This Warrant and the Common Stock issuable upon exercise of this Warrant were issued under Regulation S under the Securities Act of 1933, as amended, and may be transferred only as provided for in the Debenture Acquisition Agreement between the Company and the Holder, dated September 25, 1998.

          (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

          (f) Anti-Dilution Provisions. The respective Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the respective Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the respective Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               (2) Whenever the respective Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the respective number of Shares initially issuable upon exercise of this Warrant by the respective

Exercise Price in effect on the date hereof and dividing the product so obtained by the respective Exercise Price, as adjusted.

               (3) No adjustment in the respective Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this Subsection (3) is not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the respective Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrants).

               (4) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3) inclusive above.

               (5) Irrespective of any adjustments in the respective Exercise Price or the related number or kind of share purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

          (g) Officer's Certificate. Whenever the respective Exercise Price shall be adjusted as required by the provisions of the foregoing Section (f), the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted respective Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

          (h) Notices to Warrant Holders. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the

Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if the capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in
(x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. The failure to give such notice shall not otherwise effect the action taken by the Company.

          (i) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

          (j) Registration Under the Securities Act of 1933.

          The shares of Common Stock underlying this Warrant shall be registered under the United States Securities Act of 1933, as amended, to the extend and subject to the provisions of the Debenture.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the Undersigned, each being duly authorized, as of the date below.

                                            JAWS TECHNOLOGIES INC.


                                            ____________________
                                            By: Robert Kubbernus
                                            Its:President


Dated: September 25, 1998


ATTEST:



__________________________________
_______________________, Secretary

                                  EXERCISE FORM

THIS WARRANT MAY ONLY BE EXERCISED (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED); (ii) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON; (iii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE; AND (iv) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing $_____________ worth of the shares of Common Stock of Jaws Technologies Inc. at $_______ per share for ___________ shares of Common Stock.

                                    --------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name _______________________________________________________
         (Please typewrite or print in block letters)


Address ____________________________________________________

Social Security of Federal I.D. Number: __________________________

THE UNDERSIGNED REPRESENTS AND WARRANTS TO JAWS TECHNOLOGIES INC. THAT THE CONDITIONS FOR EXERCISE OF THE WITHIN WARRANT SET FORTH IN THE FIRST SENTENCE OF THE FIRST PARAGRAPH ABOVE HAVE BEEN FULLY COMPLIED WITH AND ANY NO U.S. PERSON HAS ANY INTEREST IN THE WARRANT OR THE WARRANT SHARES.


        Signature _____________________________________________
        (Sign exactly as your name appears on the first page of this Warrant)

                                 ASSIGNMENT FORM

               FOR VALUE RECEIVED, _____________________________________________
hereby sells, assigns and transfers unto
Name ___________________________________________________________________________
             (Please typewrite or print in block letters)
Address ________________________________________________________________________
Social Security of Federal I.D. Number: ________________________________________
the right to purchase shares of Common Stock of Jaws Technologies Inc. represented by this Warrant as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________________________
Attorney, to transfer the same on the books of Jaws Technologies Inc. with full power of substitution in the premises.

Date __________ __, ______


Signature _____________________________________
          (Sign exactly as your name appears on
           the first page of this Warrant)

NOTE: This Warrant and the Common Stock issuable upon exercise of this Warrant were issued under Regulation S under the Securities Act of 1933, as amended, and may be transferred only as provided for in the Debenture Acquisition Agreement between the Company and the Holder, dated _____________, 1998.